Exhibit 99.1

Montana Renewables Receives $1.44 Billion Conditional Commitment from DOE for Renewable Fuels and

Biomass Energy Facility

•	Montana Renewables to expand Sustainable Aviation Fuel capacity by 300 million gallons per year

INDIANAPOLIS — (PR NEWSWIRE) — October 16, 2024 — Calumet, Inc. (NASDAQ: CLMT) (“Calumet,” “we,” “our” or “us”) announced today that the U.S. Department of Energy (“DOE”) Loan Programs Office (“LPO”) has awarded a conditional commitment for a loan guarantee of up to $1.44 billion to fund the construction and expansion of a renewable fuels facility owned by Montana Renewables, LLC (“Montana Renewables” or “MRL”). Montana Renewables is an unrestricted subsidiary of Calumet.

The expansion would position Montana Renewables as one of the largest Sustainable Aviation Fuel (“SAF”) producers globally with production capacity of approximately 300 million gallons of SAF and 330 million gallons of combined SAF and renewable diesel (“RD”).

“We would like to thank the DOE LPO team for its dedication and partnership during this process,” said Bruce Fleming, CEO of Montana Renewables. “Furthermore, our commitment to expanding SAF supply benefits the local community, the State of Montana, and the Pacific Northwest economic region. We are grateful for the steadfast support received from Great Falls, Cascade County, the State of Montana and Congressional officials and authorities.”

MRL expects to execute a sequence of discrete individual projects including: a second renewable fuels reactor (allowing approximately half of the 300 million gallon SAF capability to be online by 2026); debottlenecking of the existing renewable fuels and feedstock pretreatment units; installation of SAF blending and logistics assets; increased renewable hydrogen production; addition of cogeneration for renewable electricity and steam; on-site water treatment and recycling capabilities; and other site enhancements.

“Our MaxSAFTM planned expansion is fully aligned with strategic national interest in low-emission sustainable alternatives,” Fleming continued. “The expansion will directly replace fossil jet and diesel; reduce MRL’s carbon footprint by producing more renewable hydrogen and electricity; and contribute to regional economic development.”

Regional Development

An economic impact study1 produced by the University of Montana Bureau of Business and Economic Research (BBER) measured the substantial benefit to Montana in the form of jobs, income, government revenues, economic output and population. For example, by 2028, the economic footprint of the Great Falls site is expected to support a population of 4,400 Montanans, consisting primarily of working-aged families and their children.

MRL expects the expansion to catalyze additional regional development, particularly for renewable feedstocks sourced from farms and ranches. By driving local infrastructure development in transportation, agricultural and energy related businesses similar to the Minnesota SAF Hub, MRL will create a large-scale, end-to-end SAF industry comprised of public and private partners in Montana and the Pacific Northwest.

The MRL expansion is expected to create, at its peak, 450 construction jobs and up to 40 operations jobs.

Conditional Commitment Framework

The Conditional Commitment contemplates a loan guarantee structured in two tranches. The first tranche of approximately $778 million is expected to close in the fourth quarter of this year, and the balance of the loan guarantee is to be disbursed through a delayed draw construction facility from the beginning of construction in 2025 through the anticipated completion of the MaxSAFTM project in 2028.

[1]	https://www.bber.umt.edu/pubs/Econ/Calumet-Impact-Report.pdf

If finalized, the loan will have a 15-year tenor and an annual interest rate at the U.S. Treasury rate plus 3/8% when issued (currently approximately 4 3/8%). Servicing of principal and interest will be deferred until MaxSAFTM is commissioned.

A $150 million equity investment will be made at the initial closing. Retained earnings from MRL will supplement DOE funds to maintain a 55/45 debt to equity ratio during the MaxSAFTM construction sequence.

While this conditional commitment represents a significant milestone and demonstrates DOE’s intent to finance the project, certain technical, legal, environmental and financial conditions, including negotiation of definitive financing documents, must be satisfied before funding of the loan guarantee.

“Through our collaboration with the U.S. Department of Energy, we are thrilled to continue forward on the leading edge of our nation’s Sustainable Aviation Fuel transition,” said Calumet’s CEO Todd Borgmann. “This investment will allow us to leverage our first-mover advantage and unique renewable hydrogen and pretreatment technologies to transform Montana Renewables into a world scale SAF producer. Through this conditional commitment, the U.S. is leading the world in renewable aviation, the hardest to abate sector in transportation, while demonstrating our country’s innovation and technical leadership. Innovation is at the heart of what we do at Calumet and we are honored that Montana Renewables can help solidify our nation’s position as a global leader in the one of energy’s fastest growing niches.”

About SAF

Sustainable Aviation Fuel (SAF) is a combination of synthetic paraffinic kerosene (SPK) and conventional jet fuel meeting ASTM D7566 and ASTM D1655 specifications. Designed to reduce the aviation industry’s carbon footprint, SAF is drop-in compatible with existing aviation fueling infrastructure and aircraft engine technology. SAF volumes in this press release refer to 100% renewable SPK.

About Montana Renewables

Montana Renewables is a leading renewable fuel company located in Great Falls, Montana. MRL produces Sustainable Aviation Fuel, Renewable Diesel, Renewable Hydrogen and Renewable Naphtha. As the largest SAF producer in North America (2024), MRL is dedicated to meeting the increasing demand for sustainable fuels and to supporting a greener future. As a Great Falls business leader, MRL offers high-paying jobs and career opportunities while supporting the local economy and contributing to the community’s overall well-being. Pacific Northwest farm and ranch operations ultimately provide MRL with sustainable, renewable, low-carbon feedstocks and agricultural byproducts including tallow, distillers corn oil, canola oil, used cooking oil and camelina oil. These feedstocks are converted to renewable transportation fuels which have lower emissions compared to conventional fossil fuels. MRL is an unrestricted subsidiary of Calumet, Inc.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectations regarding the loan facility (the “DOE Facility”) that MRL expects to receive from the DOE LPO, including the timing, size and intended use of borrowings under such facility, (ii) our expectation that the DOE Facility will enable MRL to complete the MaxSAFTM construction and that such project will be completed on time and on budget, (iii) whether and when the DOE Facility will be funded, including whether and when certain conditions such as negotiation of definitive financing documents will be satisfied, (iv) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but not limited to: the overall demand for renewable fuels, including SAF and RD; our ability to produce renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in renewable fuel margins, including the resulting impact on our liquidity; our ability to comply with financial covenants contained in our debt instruments; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various feedstocks and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient feedstocks; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations shortages or cost increases of power supplies, natural gas, materials or labor; weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of Calumet Specialty Products Partners, L.P. (the “Partnership”) and other filings with the SEC by Calumet, Inc. and the Partnership.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Investors:

John Kompa 317-957-5237

Public Relations:

Media Oakes 317-957-5319

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